EXHIBIT 4.4


                               GASCO ENERGY, Inc.

                                  STOCK OPTION


         When duly signed by an authorized officer of GASCO ENERGY, inc. (hereinafter referred to as "the Company"), this document grants to the natural person whose name is printed at the bottom of this document (hereinafter "Optionee") an option to acquire shares of the Common Stock of the Company ("hereinafter "the Option"). The terms of this Stock Option are set out below. This Stock Option is effective as of the date of the authorized signature at the end of this document.

         The Option recognizes that Optionee has made a significant and important contribution to the success of the Company, and is capable and inclined to make further important contributions to the success of the Company. The Board of Directors of the Company has authorized the grant of the Option to Optionee.


         1. Term of Option; When Exercisable. The Option may be exercised in whole or in part, and at any time, during the period shown on the signature page hereof, but only upon and to the extent of vesting of the Option as shown on the signature page (hereinafter "the Term"); subject to the provisions of the Optionee's employment agreement with the Company.

                  The Option will expire at 5:00 PM Mountain Time on the date shown on the signature page hereof, and thereafter shall be of no further force or effect.


     2. How Exercisable. Optionee may exercise the Option by delivery of a Written Exercise in the form attached as Exhibit "A," which must be dated, signed and fully completed. The Company must receive your Written Exercise (a) within the Term; and (b) accompanied by the full exercise price for the shares to be acquired. The exercise price may be paid in one of the following ways:

          (a) in the form of a cashier's check payable to the Company in the amount of the exercise price per share multiplied by the number of shares being exercised.

          (b) in the form of a written request that the full number of shares covered by the Option be exercised, but also directing that the Company retain and cancel the number of shares having an aggregate Fair Market Value equal to the total exercise price due. (For example, assume that the Option covered 16 shares with an exercise price of $2.00 per share and a Fair Market Value of $4.00 per share at the time of exercise. In this example, Optionee could direct that 8 shares be retained and cancelled in full payment for the delivery of 8 shares, net, to Optionee.)

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         Certificate(s)  evidencing  the shares you  acquire  through the Option will be issued within a reasonable time following exercise.

     3. By Whom Exercisable. The Option may be exercised only by the Optionee or Optionee's legal personal representative.


     4. No Stockholder Rights. Optionee will not have any rights as a stockholder of the Company with respect to any shares covered by the Option until exercise of the Option with respect to such shares.


     5.  Tax  Effects;   Securities  Law   Compliance.   The  Company  makes  no
representations as to the tax effects as a result of Optionee's receipt of the Option or as a result of the exercise of the Option.

         The shares underlying the Option and which may be acquired through exercise of the Option have not been registered under the Securities Act of 1933 or under any applicable state securities registration laws, and may not be resold or transferred without such a registration being in force or the availability of an exemption from such registration. Optionee is solely responsible to ascertain, determine and comply with all applicable securities laws in connection with the exercise of the Option and the sale or transfer of the underlying shares. Share certificates issued upon the exercise of the Option shall be legended in accordance with this Section 5.


     6. Miscellaneous.

         This Option shall be construed in accordance with, and governed by, the substantive laws of Nevada without reference to principles governing choice or conflicts of law.

         All provisions of this Option are subject to the terms of Optionee's employment agreement with the Company.

         This Option may not be amended or modified by the Company except by an agreement in writing that is signed by the Company and Optionee.

         The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

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         "Fair  Market  Value" as used in this Option shall mean the most recent appraised value of the Company divided by the total number of outstanding shares of Common Stock, including all shares covered by outstanding stock options regardless of vesting; provided that if there is an independently derived market price for shares of the Company's Common Stock, as on a public market or exchange, that reported value will be Fair Market Value.


         NAME OF OPTIONEE:  _______________________

         The date vested, expiration date, number of shares, and exercise price per share of this option are set forth below provided that Optionee is still employed by the Company on the day before the vesting date in question.

Grant Date   Date Vested    Expiration Date    Number of    Exercise Price/Share
                                                Shares             $



                                                     GASCO ENERGY, inc.




                                                     By:
                                                       ----------------------
                                                     Its:  President



                               GASCO ENERGY, inc.

                           WRITTEN EXERCISE OF OPTION


To:      GASCO ENERGY, Inc.:

         Optionee was granted an option ("the Option") to purchase shares of the Common Stock of the Company, a copy of which is attached to this Written Exercise. Optionee acknowledges that the validity of the Option is contingent upon the fulfillment of the conditions contained in the Option and in this Written Exercise. Optionee hereby affirms the terms of the Option, and declares that Optionee is not currently in breach or derogation of the terms of the Option.

         Seeking to be bound thereby, and understanding that the Company will rely hereon, Optionee hereby exercises the Option and makes the following representations:

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         1.  Optionee  hereby  exercises  the Option and  purchases  thereby the number of shares of Common Stock of the Company set forth in the place provided below, for a total exercise price set forth in the space provided below.

         2. The exercise price is fair and the undersigned waives any challenge as to its determination.

         3. The Option is governed by federal and state tax and securities laws and by its own terms. Optionee has consulted with tax and securities counsel or other advisor(s) and has been satisfied as to the federal and state securities law and tax incidents of the exercise of this Option. Optionee holds the Company harmless as to the disclosure or failure to disclose part or all of any such securities law or tax incidents. Optionee hereby waives any challenge or objection to the Option based on any such changes in federal or state law.

         4. Access has been provided to the Company's most recent financial statements and Optionee has been given an opportunity, directly or through agents, to discuss the affairs of the Company with members of the Company's senior management.


NO. OF SHARES:                            TOTAL EXERCISE PRICE:  $
              -------------------------                         ----------------


Exercise Price is: (check one) /  / Cashier's Check  /  / Net-Out of Shares
                                        (enclosed)       (according to formula)



         DATED this __________ day of _____________________,________



         OPTIONEE NAME:
                         -------------------------------------------------------
                                     (print)


         OPTIONEE SIGNATURE:
                              --------------------------------------------------





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Gasco Energy, Inc.
Schedule of Options Issued Pursuant to the Attached Form of Option Agreement


                             Number of Shares
                                Underlying   Exercise                                          Expiration
Individual                        Options     Price         Grant Date       Vesting Date         Date

Stadelhofer, Carl                 50,000      $3.00           2/8/01            2/8/01           2/8/11
Bowes, Timothy                    50,000      $3.00           2/8/01            2/8/01           2/8/11
                                  50,000      $3.00           2/8/01            8/8/01           8/8/11
Dean, Robin                       62,500      $3.00           2/8/01            8/8/01           8/8/11
                                  62,500      $3.00           2/8/01            2/8/02           2/8/12
                                  62,500      $3.00           2/8/01            8/8/02           8/8/12
                                  62,500      $3.00           2/8/01            2/8/03           2/8/13
Thorup, Robert                    50,000      $3.00           2/8/01            2/8/01           2/8/11
Wright, Suzanne                   20,000      $3.15           5/4/01            5/4/01           5/4/06
                                   3,750      $3.15           5/4/01            8/4/01           8/4/06
                                   3,750      $3.15           5/4/01           11/4/01           11/4/06
                                   3,750      $3.15           5/4/01            2/4/02           2/4/07
                                   3,750      $3.15           5/4/01            5/4/02           5/4/07
                                   3,750      $3.15           5/4/01            8/4/02           8/4/07
                                   3,750      $3.15           5/4/01           11/4/02           11/4/07
                                   3,750      $3.15           5/4/01            2/4/03           2/4/08
                                   3,750      $3.15           5/4/01            5/4/03           5/4/08
Lotito, Carmen                    50,000      $3.15           5/4/01            5/4/01           5/4/06
                                   6,250      $3.15           5/4/01            8/4/01           8/4/06
                                   6,250      $3.15           5/4/01           11/4/01           11/4/06
                                   6,250      $3.15           5/4/01            2/4/02           2/4/07
                                   6,250      $3.15           5/4/01            5/4/02           5/4/07
                                   6,250      $3.15           5/4/01            8/4/02           8/4/07
                                   6,250      $3.15           5/4/01           11/4/02           11/4/07
                                   6,250      $3.15           5/4/01            2/4/03           2/4/08
                                   6,250      $3.15           5/4/01            5/4/03           5/4/08
Hartfield, Sonnier & Blue         20,000      $3.10           5/3/01            5/4/01           5/4/06
                                  12,500      $3.10           5/3/01            8/4/01           8/4/06
                                  12,500      $3.10           5/3/01           11/4/01           11/4/06
                                  12,500      $3.10           5/3/01            2/4/02           2/4/07
                                  12,500      $3.10           5/3/01            5/4/02           5/4/07
                                  12,500      $3.10           5/3/01            8/4/02           8/4/07
Matsukage, Fay                     6,250      $3.15           5/4/01            8/4/01           8/4/06
                                   6,250      $3.15           5/4/01           11/4/01           11/4/06
                                   6,250      $3.15           5/4/01            2/4/02           2/4/07
                                   6,250      $3.15           5/4/01            5/4/02           5/4/07
                                   6,250      $3.15           5/4/01            8/4/02           8/4/07
                                   6,250      $3.15           5/4/01           11/4/02           11/4/07
                                   6,250      $3.15           5/4/01            2/4/03           2/4/08
                                   6,250      $3.15           5/4/01            5/4/03           5/4/08



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

                                Number of
                                  Shares
                                Underlying   Exercise                                              Expiration
Individual                        Options      Price          Grant Date        Vesting Date           Date

Grant, King                        25,000      $3.00           6/22/01            9/22/01            9/22/06
                                   25,000      $3.00           6/22/01            12/22/01           12/22/06
                                   25,000      $3.00           6/22/01            3/22/02            3/22/07
                                   25,000      $3.00           6/22/01            6/22/02            6/22/07
                                   25,000      $3.15           6/22/01            9/22/02            9/22/07
                                   25,000      $3.15           6/22/01            12/22/02           12/22/07
                                   25,000      $3.15           6/22/01            3/22/03            3/22/08
                                   25,000      $3.15           6/22/01            6/22/03            6/22/08
                                  100,000      $3.00           6/22/01            6/22/01            6/22/06
                                  137,000      $2.00           12/31/01           12/31/01           12/31/11
Hendricks, Sherrill                10,000      $3.15            5/4/01             5/4/01             5/4/06
                                    3,750      $3.15            5/4/01             8/4/01             8/4/06
Wells, John                        20,000      $3.70            5/3/01             5/4/01             5/4/06
                                   12,500      $3.70            5/3/01             8/4/01             8/4/06
                                   12,500      $3.70            5/3/01            11/4/01            11/4/06
                                   12,500      $3.70            5/3/01             2/4/02             2/4/07
                                   12,500      $3.70            5/3/01             5/4/02             5/4/07
                                   12,500      $3.70            5/3/01             8/4/02             8/4/07
                                   12,500      $3.70            5/3/01            11/4/02            11/4/07
                                   12,500      $3.70            5/3/01             2/4/03             2/4/08
                                   12,500      $3.70            5/3/01             5/4/03             5/4/08
Decker, Mike                       50,000      $3.15            7/2/01             7/2/01             7/2/06
                                   50,000      $3.15            7/2/01             7/2/01             7/2/06
                                   25,000      $3.15            7/2/01            10/2/01            10/2/06
                                   25,000      $3.15            7/2/01             1/2/02             1/2/07
                                   25,000      $3.15            7/2/01             4/2/02             4/2/07
                                   25,000      $3.15            7/2/01             7/2/02             7/2/07
                                   25,000      $3.15            7/2/01            10/2/02            10/2/07
                                   25,000      $3.15            7/2/01             1/2/03             1/2/08
                                   25,000      $3.15            7/2/01             4/2/03             4/2/08
                                   25,000      $3.15            7/2/01             7/2/03             7/2/08
                                  114,000      $2.00           12/31/01           12/31/01           12/31/11
Pek, Gregory                       50,000      $1.80           8/29/01            8/29/01            8/29/11
Bruner, Marc                    1,025,000      $2.00           12/31/01           12/31/01           12/31/11



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